Registration No. 333-__________

As filed with the Securities and Exchange Commission on January 17, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CarParts.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2050 W. 190th Street, Suite 400
Torrance, CA 90504
(Address of Principal Executive Offices) (Zip Code)

CarParts.com, Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Alfredo Gomez
General Counsel
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504
(Name and address of agent for service)

(424) 702-1455
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CarParts.com, Inc. (the “Company,” or “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a registration statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of Common Stock, par value $0.001 per share, for issuance under the CarParts.com, Inc. 2016 Equity Incentive Plan (the “Plan”). The Registrant previously registered shares of Common Stock for issuance under the Plan on June 27, 2016 (Commission File No. 333-212256), March 14, 2017 (Commission File No. 333-216671), August 9, 2018 (Commission File No. 333-226736), July 22, 2020 (Commission File No. 333-239993), March 18, 2021 (Commission File No. 333-254457), January 20, 2022 (Commission File No. 333-262247), January 30, 2023 (Commission File No. 333-269461), and January 29, 2024 (Commission File No. 333-276734) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of CarParts.com, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023;

(b)	the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2024, and Amended on April 26, 2024;

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 30, 2024, June 29, 2024, and September 28, 2024;

(d)	the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2024, April 30, 2024, May 28, 2024, and September 20, 2024;

(e)
the description of the Company’s Common Stock, par value $0.001 per share, as contained in the Registration Statement on Form 8‑A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

(f)
the description of the Company’s rights to purchase the Company’s Series B Junior Participating Preferred Stock under the Tax Benefits Preservation Plan, as contained in the Registration Statement on Form 8‑A filed under the Exchange Act, as amended on April 30, 2024.

We also incorporate by reference into this registration statement all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the completion or termination of the offering. Notwithstanding the foregoing, unless expressly incorporated into this registration statement, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC. Any statements contained in a previously filed document incorporated by reference into this registration statement is deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Alfredo Gomez. Mr. Gomez is General Counsel of the Company and is compensated by the Company as an employee. Mr. Gomez owns 600,745 shares of Common Stock, 734,085 restricted stock units that are payable in an equivalent number of shares of Common Stock (with performance-based restricted stock unit awards included at the target level of performance), and Company stock options to acquire up to an additional 233,216 shares of Common Stock. Mr. Gomez is eligible to receive stock awards by the Company under the CarParts.com, Inc. 2016 Equity Incentive Plan.
Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1
Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc., dated as of July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.3
Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023).

4.7
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006).

4.7
Certificate of Designation of Series B Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on April 5, 2024. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2024)

4.9
Tax Benefits Preservation Plan, dated as of April 5, 2024, between CarParts.com, Inc. and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A — Form of Certificate of Designation of Series B Junior Participating Preferred Stock of CarParts.com, Inc.; Exhibit B — Form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2024)

4.10
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 24, 2024, between CarParts.com, Inc. and Computershare Trust Company, N.A., as rights agent. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2024)

5.1*	Opinion of Counsel (opinion re legality).

23.1*	Consent of RSM US LLP (consent of independent registered public accounting firm).

23.2*	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1	CarParts.com, Inc. 2016 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

99.2
Form of Employee Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.3
Form of Director Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.4
Form of Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.5
Form of Performance Restricted Stock Unit Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.6
Form of Performance Cash Bonus Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.7
Form of Director and Section 16 Officer Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 17, 2025.

CARPARTS.COM, INC.

By:	/s/ David Meniane
Name: David Meniane
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alfredo Gomez, Ryan Lockwood and David Meniane, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Meniane	Chief Executive Officer and Director	January 17, 2025
David Meniane	(Principal Executive Officer)

/s/ Ryan Lockwood	Chief Financial Officer	January 17, 2025
Ryan Lockwood	(Principal Financial Officer)

/s/ Warren B. Phelps III	Chairman of the Board	January 17, 2025
Warren B. Phelps III

/s/ Jim Barnes	Director	January 17, 2025
Jim Barnes

/s/ Lisa Costa	Director	January 17, 2025
Lisa Costa

/s/ Jay K. Greyson	Director	January 17, 2025
Jay K. Greyson

/s/ Nanxi Liu	Director	January 17, 2025
Nanxi Liu

/s/ Ana Dutra	Director	January 17, 2025
Ana Dutra

/s/ Henry Maier	Director	January 17, 2025
Henry Maier